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                                                                     Exhibit 3.5

                                                  FILING FEE: $75.00
                                                  BY: CORPORATION SUPPLY SERVICE
                                                  548 S, SPRING ST., STE, 512
                                                  LOS ANGELES, CA 90013


                            ARTICLES OF INCORPORATION

                                       OF

                                  TELEQUIP LABS


                                        I

The name of this corporation is: TELEQUIP LABS.

                                       II

The principal office or place of business of this corporation shall be located in the county of Washoe, at:

     911 W. Moana Lane
     Reno, Nevada 89509

                                       III

The nature of the business or objects or purposes to be transacted, promoted or carried on by the corporation shall be to engage in any lawful activity.

                                       IV

This corporation shall be authorized to issue only one class of shares of stock; and the total number of shares which this corporation shall be authorized to issue Is Two Thousand Five Hundred (2,500).

                                        V

The corporation shall have only (3) initial directors. The name and addresses of the initial directors of the Corporation shall be as follows:

     James Burton Hellwarth
     David C. Hellwarth
     George Arlen Hellwarth
     2829 Bridgeway Ste 207
     Sausalito, Ca 94965
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                                       VI

The shares of this corporation shall not be subject to assessment to pay the debts of the corporation.

                                       VII

The name and post office address of the incorporator signing these Articles of Incorporation is:

               LEON FICHMAN
               548 SOUTH SPRING STREET
               SUITE 512
               LOS ANGELES, CA 90013

                                      VIII

The duration of the corporation shall be perpetual.

IN WITNESS WHEREOF, I have hereunto set my hand this November 5, 1987.


                                        /s/ Leon Fichman
                                        ----------------------------------------
                                        Leon Fichman

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On November 5, 1987, before me the undersigned, a Notary Public for the State of California, personally appeared Leon Fichman, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged that he executed it.


(SEAL)                                  /s/ Ana Elsa King
                                        ----------------------------------------
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          FILED                                   FILING FEE: $75.00 DF C58172
   IN THE OFFICE OF THE                           W. AUDIE LONG
SECRETARY OF STATE OF THE                         4625 GREENVILLE AVE., STE. 203
     STATE OF NEVADA                              DALLAS, TX 75206

             AUG 06 1990
______ ____ _____ SECRETARY OF STATE
__________ ________ ________
______________________

                    ARTICLES OF AMENDMENT OF THE SHAREHOLDERS
                       TO THE ARTICLES OF INCORPORATION OF
                                  TELEQUIP LABS

     Pursuant to the provisions of the Nevada Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, which amends the Articles of Incorporation of the corporation.

                                   ARTICLE I.

     The following Amendment to the Articles of Incorporation was adopted by the Incorporator of the Corporation on the 15th day of April, 1990:

     "Article IV of the Articles of Incorporation is hereby amended as follows:

     The Corporation is authorized to issue one class of shares to be designated 'Common'. Said shares shall have identical rights and privileges in every respect. The total shares which the Corporation is authorized to issue is Three Thousand One Hundred Twenty-Five (3,125) shares at no par value.

     Cumulative voting by the shareholders of the Corporation at any election for directors is expressly prohibited."

                                   ARTICLE II.

     The number of shares of the Corporation outstanding at the time of such adoption was 2,500 and the number of shares entitled to vote thereon was 2,500.

                                  ARTICLE III.

     The following Amendment to the Articles of Incorporation was adopted by the Incorporator of the Corporation on the 15th day of April, 1990:

     "Article I of the Articles of Incorporation is hereby amended as follows:

     The name of this corporation is: TELEQUIP LABS, INC."

                                   ARTICLE IV.

     The number of shares voted for the Amendment authorizing the change of name was 2,500 and the number of shares voted against such amendment was 0.

                                   ARTICLE V.

     The manner in which any exchange, reclassification or cancellation of the issued shares provided for in the Amendment shall be affected is as follows:
NONE.

                                   ARTICLE VI.

     The manner in which such Amendment affects the amount of stated capital and the amount of stated capital changed by such amendment is as follows: NONE.

     DATED this 3RD day of August, 1990.

                                        TELEQUIP LABS


                                        By: /s/ Illegible
                                            ------------------------------------
                                        President


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Secretary


                                        2
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STATE OF TEXAS     S
                   S
COUNTY OF DALLAS   S

     BEFORE ME, a notary public, on this day personally appeared JAMES BURTON HELLWARTH, who declared that he is the President of the Corporation and DAVID HELLWARTH, who declared that he is the Secretary of the Corporation, executing the foregoing document and being first duly sworn, acknowledged to me that each signed the foregoing documents in the capacity therein set forth and declared that the statements therein are true and correct.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this ___ day of ____________


(SEAL)                                  /s/ Illegible
                                        ----------------------------------------
                                        Notary Public, State of Texas


                                        /s/ Illegible
                                        ----------------------------------------
                                        Printed/Typed Name

                                        My Commission Expires: ______


                                        3
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                               SECRETARY OF STATE

                             (STATE OF NEVADA LOGO)

                            CERTIFICATE OF EXISTENCE
                             (INCLUDING AMENDMENTS)

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporation soles, limited-liability companies, limited partnerships, limited-liability limited partnerships, limited-liability partnerships, and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I FURTHER CERTIFY, that the following is a list of all organizational documents on file in this office for

                               TELEQUIP LABS, INC.

Articles of Incorporation for TELEQUIP LABS filed November 9, 1987.

Certificate of Amendment to Articles of Incorporation filed August 6, 1990.

Certificate of Amendment to Articles of Incorporation changing name to TELEQUIP LABS, INC. filed August 6, 1990.